SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 1, 2003

FIRSTMERIT CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938
(State or other jurisdiction of	(Commission	(IRS employer
incorporation or organization)	file number)	identification number)

III Cascade Plaza, 7th Floor Akron, Ohio	44308	(330) 996-6300
(Address of Principal Executive Offices)	(Zip Code)	(Telephone Number)

Copy to:

J. Bret Treier
Brouse McDowell LPA
500 First National Tower
Akron, Ohio 44308-1471
(330) 535-5711

SIGNATURE
EX-99.1 Press Release

Item 5. Other Events

      On December 1, 2003, FirstMerit Corporation issued a press release announcing the sale of a substantial portion of its portfolio of manufactured housing loans to Vanderbilt Mortgage and Finance, Inc., pursuant to the terms and conditions of a Loan Purchase Agreement dated December 1, 2003. The press release is attached as Exhibit 99.1.

Item 7 Financial Statements, Pro Forma Financial Information and Exhibits

      (c)  Exhibits

           99.1 Text of FirstMerit Corporation Press Release dated December 1, 2003

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation

Dated: December 1, 2003	By:	/s/ Terrence E. Bichsel Terrence E. Bichsel, Executive Vice President and Chief Financial Officer